Exhibit 10.3

2012 PERFORMANCE SHARE PROGRAM

AWARD CALCULATION METHODOLOGY

Parameter	Description

Designated Participants	Vice Presidents and above (or equivalent) as designated by the Committee.

Performance Period	The Company’s 2012 fiscal year.

Award Agreement	A Maximum Award (equal to 150% of the target award) for each Designated Participant will be approved by the Committee and set forth in each Designated Participant’s Award Agreement.

Performance Goal

The Company must achieve an initial threshold level of performance (the “Performance Goal”) in order for any Performance Shares to be earned.  The Performance Goal is the achievement of at least 80% of the GAAP revenue target set forth in the Board-approved 2012 annual operating plan, disregarding the effects of any material acquisitions not incorporated into the operating plan, as set forth in the annual operating plan approved by Adobe’s Board of Directors at the beginning of the fiscal year.

•                  If the Performance Goal is not met, no Performance Shares will be earned under the Program.

•                  If the Performance Goal is met, Designated Participants will be credited with their Maximum Awards, subject to a reduction based on the achievement of Other Performance Goals which will determine the Actual Award earned.

Other Performance Goals	The Other Performance Goals are the six sets of strategic objectives approved by the Committee.

Actual Award Determination	The Maximum Award will be reduced to equal the number of Performance Shares earned as an Actual Award based on the achievement of the Other Performance Goals. For each set of Other Performance Goals:

Other Performance Goal Weight	x	Number of Performance Shares in Target Award	x	Other Performance Goal Achievement %	=	Actual Performance Shares

•                  The six sets of Other Performance Goals have weightings ranging from 10% to 25%, as determined by the Committee

•                  The Other Performance Goal Achievement % for each Other Performance Goal is capped at 150%.

The Actual Award earned equals the sum of the Actual Performance Shares determined using the equation above for all of the Other Performance Goals.  Any partial share of an Actual Award will be rounded up to the next whole share, but in no event will such rounding result in an Actual Award greater than the Maximum Award.